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                                                                     EXHIBIT 4.1

                                   APPENDIX B

                                INTERVOICE, INC.

                             2003 STOCK OPTION PLAN


ARTICLE 1.  ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT. Intervoice, Inc., a Texas corporation, hereby establishes the Intervoice, Inc. 2003 Stock Option Plan, as set forth in this document.

         1.2 PURPOSE. The purposes of the Plan are to attract able persons to enter the employ of the Company, to encourage Employees to remain in the employ of the Company and to provide motivation to Employees to put forth maximum efforts toward the continued growth, profitability and success of the Company, by providing incentives to such persons through the ownership and performance of the Common Stock of Intervoice. A further purpose of the Plan is to provide a means through which Intervoice may attract able persons to become directors of Intervoice and to provide directors of Intervoice with additional incentive and reward opportunities designed to strengthen their concern for the welfare of Intervoice and its stockholders. Toward these objectives, Options may be granted under the Plan to Employees and Outside Directors on the terms and subject to the conditions set forth in the Plan.

         1.3 EFFECTIVE DATE OF PLAN. This Plan shall be effective as of the date of its approval at the 2003 annual meeting of shareholders of Intervoice by the holders of at least a majority of the shares of Common Stock present or represented and voting on the proposal to approve this Plan at such meeting. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

ARTICLE 2.  DEFINITIONS

         2.1 AFFILIATE. "Affiliate" means a "parent corporation" or a "subsidiary corporation" of Intervoice, as those terms are defined in Section 424(e) and (f) of the Code.

         2.2 BOARD. "Board" means the Board of Directors of Intervoice.

         2.3 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         2.4 COMMITTEE. "Committee" means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more directors of Intervoice, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Treasury Regulation Section 1.162-27(e)(3) interpreting Section 162(m) of the Code, or any successor definitions adopted. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

         2.5 COMMON STOCK. "Common Stock" means the Common Stock, no par value per share, of Intervoice, or any stock or other securities of Intervoice hereafter issued or issuable in substitution or exchange for the Common Stock.

         2.6 COMPANY. "Company" means Intervoice and its Affiliates.

         2.7 CORPORATE CHANGE. A "Corporate Change" shall be deemed to have occurred for purposes of the Plan, upon (a) the dissolution or liquidation of Intervoice; (b) a reorganization, merger or consolidation of Intervoice with one or more corporations (other than a merger or consolidation effecting a reincorporation of Intervoice in another state or any other merger or consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of Intervoice and their proportionate interests therein immediately prior to the merger or consolidation) (collectively, a "Corporate Change Merger"); (c) the sale of all or substantially all of the assets of Intervoice; or (d) the occurrence of a Change in Control. A "Change in Control" shall be deemed to have occurred for purposes of the Plan if (a) individuals who were directors of Intervoice immediately prior to a Control Transaction shall cease, within two years of such Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Intervoice or to a company which has acquired all or substantially all its assets) other than by reason of an increase in the size of the membership of the applicable Board that is approved by at least a majority of the



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individuals who were directors of Intervoice immediately prior to such Control
Transaction or (b) any entity, person or Group acquires shares of Intervoice in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially 50% or more of the outstanding shares of Common Stock. As used herein, "Control Transaction" means (a) any tender offer for or acquisition of capital stock of Intervoice pursuant to which any person, entity or Group directly or indirectly acquires beneficial ownership of 20% or more of the outstanding shares of Common Stock, (b) any Corporate Change Merger of Intervoice, (c) any contested election of directors of Intervoice or (d) any combination of the foregoing, any one of which results in a change in voting power sufficient to elect a majority of the Board. As used herein, "Group" means persons who act "in concert" as described in Sections 13(d)(3) and/or 14(d)(2) of the Exchange Act.

         2.8 EFFECTIVE DATE. "Effective Date" means the date an Option is determined to be effective by the Committee upon the grant of such Option to an Employee, or the date on which an Option is automatically granted to an Outside Director in accordance with Section 6.3.

         2.9 EMPLOYEE. "Employee" means any person treated as an employee by Intervoice or an Affiliate. "Employee" shall not include an Outside Director or any other person treated by Intervoice or an Affiliate as an independent contractor.

         2.10 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         2.11 FAIR MARKET VALUE. "Fair Market Value" means the fair market value of the Common Stock, as determined in good faith by the Committee or, (i) if the Common Stock is traded in the over-the-counter market, the average of the representative closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date the Option is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (ii) if the Common Stock is traded in the NASDAQ National Market System, the average of the highest and lowest selling prices for such stock as quoted on the NASDAQ National Market System for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), or (iii) if the Common Stock is listed on any national stock exchange, the average of the highest and lowest selling prices for such stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales).

         2.12 INTERVOICE. "Intervoice" means Intervoice, Inc., a Texas corporation, and any successor thereto.

         2.13 OPTION. "Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article 6.

         2.14 OPTION AGREEMENT. "Option Agreement" means a written agreement between Intervoice and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Option.

         2.15 OUTSIDE DIRECTOR. "Outside Director" means an individual duly elected or chosen as a director of Intervoice who is not also an Employee.

         2.16 PARTICIPANT. "Participant" means any Employee or Outside Director to whom an Option has been granted under the Plan.

         2.17 PLAN. "Plan" means this Intervoice, Inc. 2003 Stock Option Plan.

         2.18 RETIREMENT. "Retirement" means the termination of a Participant's employment or service on or after his or her 65th birthday.

ARTICLE 3.  PLAN ADMINISTRATION

         3.1. RESPONSIBILITY OF COMMITTEE. Subject to the terms and provisions of the Plan, including, without limitation, Section 3.6, the Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms; provided, however, that except as expressly provided herein the Committee shall have no authority to administer or interpret the provisions of the Plan relating to the grant of Options to Outside Directors.

         3.2 AUTHORITY OF COMMITTEE. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right, subject to the provisions of Section 3.6, to: (a)



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interpret the Plan and the Option Agreements executed hereunder; (b) determine eligibility for participation in the Plan; (c) decide all questions concerning eligibility for, and the size of, Options granted under the Plan; (d) construe any ambiguous provision of the Plan or any Option Agreement; (e) prescribe the form of the Option Agreements embodying Options granted under the Plan; (f) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement; (g) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (h) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the vesting of an Option granted to an Employee when such action or actions would be in the best interests of the Company; and
(k) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

         3.3 DISCRETIONARY AUTHORITY. Subject to the provisions of Section 3.6,
(i) the Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including, without limitation, its construction of the terms of the Plan, and its determination of eligibility for participation under the Plan, and
(ii) the decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including Participants and their respective estates, beneficiaries and legal representatives.

         3.4 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

         3.5 DELEGATION OF AUTHORITY. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing; and provided further that only the Committee may grant Options to Employees who are subject to Section 16 of the Exchange Act or who are "covered employees" within the meaning of Section 162(m) of the Code.

         3.6 BOARD AUTHORITY. Notwithstanding the authority hereby delegated to the Committee to administer the Plan, the Board shall have sole and exclusive authority, subject to the express provisions of the Plan, to determine and interpret the terms, conditions, restrictions and/or limitations applicable to Options automatically granted to Outside Directors pursuant to Section 6.3 of the Plan and to make all other determinations and take any and all other actions it deems necessary or advisable with respect to such Options. The Board shall have no authority under the Plan to grant Options to Employees, which authority is vested exclusively in the Committee

         3.7 LIABILITY; INDEMNIFICATION. No member of the Committee or the Board nor any person to whom authority has been delegated by the Committee, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Options granted hereunder, and each member of the Committee and the Board shall be fully indemnified and protected by Intervoice with respect to any cost, expense or liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law.

ARTICLE 4.  ELIGIBILITY

         All Employees are eligible to be selected to participate in the Plan and all Outside Directors will automatically participate in the Plan. Options granted to Outside Directors shall be made only in accordance with Section 6.3. The Committee shall select, from time to time, those Employees who, in the opinion of the Committee, can further the Plan's purposes. In making this selection, the Committee may give consideration to the functions and responsibilities of the Employee, his or her past, present and potential contributions to the growth and success of the Company and such other factors deemed relevant by the Committee. Once an Employee is so selected, the Committee shall determine the size of Option to be granted to the Employee and shall establish in the related Option Agreement the terms, conditions, restrictions and/or limitations applicable to the Option, in addition to those set forth in the Plan and the administrative rules and regulations, if any, established by the Committee. No Employee is entitled to receive an Option unless selected by the Committee.

ARTICLE 5.  SHARES SUBJECT TO THE PLAN.

         5.1 AVAILABLE SHARES. The maximum number of shares of Common Stock that shall be available for grant of Options under the Plan shall not exceed 2,000,000, subject to adjustment as provided in Sections 5.2 and 5.3. Shares of Common Stock issued pursuant to the Plan may be shares of original issuance or treasury shares or a combination of the foregoing, as the Board, in its discretion, shall from time to time determine.



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         5.2 ADJUSTMENTS FOR RECAPITALIZATIONS AND REORGANIZATIONS.

             (a) The shares with respect to which Options may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction of an Option theretofore granted, Intervoice shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by Intervoice, the number of shares of Common Stock with respect to which such Option may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the exercise price per share shall be proportionately increased.

             (b) If Intervoice recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option theretofore granted the Participant shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock then covered by such Option, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Option.

             (c) In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges or other relevant changes in capitalization occurring after the date of grant of any Option and not otherwise provided for by this
Section 5.2, any outstanding Options and any Option Agreements evidencing such Options shall be subject to adjustment by the Committee at its discretion as to the number, price and kind of shares of Common Stock subject to, and other terms of, such Options to reflect such changes in the outstanding Common Stock.

             (d) In the event of any changes in the outstanding Common Stock provided for in this Section 5.2, the aggregate number of shares available for grant of Options under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive. Any adjustment provided for in this
Section 5.2(d) shall be subject to any required stockholder action.

             (e) Notwithstanding the authority hereby delegated to the Committee or the Board to administer the Plan or any provision of the Plan including this
Section 5.2, the Company will not reprice the Options under the Plan without prior approval by the shareholders of Intervoice. For purposes of this subsection 5.2(e), repricing Options shall include any of the following events: amending an Option to reduce the exercise price; canceling an Option and granting a new lower-priced Option; granting a new Option and canceling an old higher-priced Option; amending an Option to allow for the payment of a cash bonus upon Option exercise;; substituting restricted stock for underwater Options; or the buyback of underwater Options and issuance of new Options.

         5.3 ADJUSTMENTS FOR OPTIONS. The Committee shall have full discretion to determine the manner in which shares of Common Stock available for grant of Options under the Plan are counted. Without limiting the discretion of the Committee under this Section 5.3, unless otherwise determined by the Committee, for the purpose of determining the number of shares of Common Stock available for grant of Options under the Plan; (a) the grant of an Option shall reduce the number of shares available for grant of Options under the Plan by the number of shares subject to such Option and (b) if any Option is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Option shall again be available for grant of Options under the Plan.

ARTICLE 6.  OPTIONS

         6.1 GENERAL. All Options granted under this Plan shall be nonqualified stock options that are not intended to meet the requirements of Section 422(b) of the Code.

         6.2 TERMS AND CONDITIONS OF OPTIONS. All Options granted under the Plan shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee with respect to Options granted to Employees or the Board with respect to Options automatically granted to Outside Directors may, in its sole judgment, subject any Option or the Common Stock underlying such Option to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise or vesting of an Option and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to the exercise of an Option), provided they are not inconsistent with the terms of the Plan. Options granted under the Plan need not be uniform.

             (a) Options granted to Employees under the Plan shall be exercisable in whole or in such installments and at such times as may be determined by the Committee . The price at which a share of Common Stock may be purchased upon exercise of an Option by an Employee shall be determined by the Committee, but



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such exercise price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant. The term of each Option granted to an Employee shall be as specified by the Committee; provided, however, that unless otherwise designated by the Committee, no Options shall be exercisable later than 10 years from the Effective Date of the Option's grant.

             (b) Subject to the provisions of Section 6.3, the Board shall establish in the related Option Agreement the terms, conditions, restrictions and/or limitations applicable to Options granted to Outside Directors, provided they are not inconsistent with the terms of the Plan.

         6.3 GRANTING OF OPTIONS.

             (a) OPTIONS GRANTED TO EMPLOYEES. With regard to each Option granted to an Employee, the Committee will determine the number of shares subject to the Option, the manner and time of the Option's exercise, the exercise price per share of Common Stock subject to the Option, and the duration of the Option. An Option granted to an Employee shall become exercisable on the date specified in the applicable Option Agreement with such Employee. An Employee is eligible to exercise an Option only if he or she remains in the service of the Company through the date on which the Option or portion of the Option is scheduled to become exercisable.

             (b) OPTIONS GRANTED TO OUTSIDE DIRECTORS. During the term of the Plan, each Outside Director shall be granted Options to purchase Common Stock under the Plan in accordance with the following terms and conditions:

             (i) Automatic Grants.

             (1) Outside Directors Initially Elected to Serve on the Board at an Annual Meeting of Shareholders. On the date of the first annual meeting of the shareholders of Intervoice at which an Outside Director is initially elected to serve on the Board commencing with the 2003 annual meeting of shareholders, such Outside Director shall be granted an Option to purchase 18,000 shares of Common Stock. Subject to subsection (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the date of grant of such Option.

             (2) Outside Directors Initially Elected by the Board of Directors to Fill a Vacancy on the Board. On any date after the 2003 annual meeting of the shareholders of Intervoice at which an Outside Director is elected by the Board to fill a vacancy on the Board, such Outside Director shall be granted an Option to purchase 18,000 shares of Common Stock. Subject to subsection (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the annual meeting of shareholders at which the Outside Director is first elected by the shareholders to serve on the Board. In no event shall an Outside Director receive an automatic grant of an Option under both this subsection and subsection
             (b)(i)(1).

             (3) Outside Directors Re-elected to Serve on the Board at an Annual Meeting of Shareholders. Each Outside Director re-elected to serve Intervoice as a director on the date of an annual meeting of the shareholders of Intervoice commencing with the 2003 annual meeting of shareholders, shall be granted, as of such date, an Option to purchase 10,000 shares of Common Stock. Subject to subsection
             (b)(ii) of this Section, such Option shall become exercisable in full on the date of the annual meeting of the shareholders of Intervoice next following the date of grant of such Option.

             (ii) Eligibility. An Option will become exercisable only if the Outside Director continues to serve Intervoice as a director through the date of the annual meeting of shareholders at which the Option is scheduled to become exercisable.

             (iii) Price. The exercise price of each share of Common Stock that may be purchased upon exercise of an Option granted to an Outside Director shall be 100% of the Fair Market Value of a share of Common Stock on the Effective Date of the Option's grant.

             (iv) Duration. Options granted to Outside Directors shall expire no later than 10 years from the Effective Date of the Option's grant, unless sooner terminated in accordance with the terms of the related Option Agreement and the Plan, including Section 6.5.

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             (v) Effectiveness of a Grant. Options granted to Outside Directors shall be granted automatically in accordance with the terms of this Section 6.3 without any further action by the Board. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock granted to an Outside Director under this Section 6.3 in the event that the total number of shares then available under the Plan is less than the total number of shares with respect to which all Outside Directors are granted Options on an Effective Date.

         6.4 EXERCISE OF OPTIONS.

             (a) Subject to the terms and conditions of the Plan, Options shall be exercised by the delivery of a written notice of exercise to Intervoice, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, accompanied by full payment for such shares.

             (b) Upon exercise of an Option, the exercise price of the Option shall be payable to Intervoice in full in cash.

             (c) Payment of the exercise price of an Option may also be made, in the discretion of the Committee, by delivery to Intervoice or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares with respect to which the Option is exercised and deliver the sale or margin loan proceeds directly to Intervoice to pay for the exercise price and any required withholding taxes.

             (d) As soon as reasonably practicable after receipt of written notification of exercise of an Option and full payment of the exercise price and any required withholding taxes, Intervoice shall deliver to the Participant, in the Participant's name, a stock certificate or certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option.

         6.5 TERMINATION OF SERVICE. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service with the Company. Such provisions shall be determined in the sole discretion of the Committee with respect to an Option granted to an Employee or the Board with respect to an Option granted to an Outside Director, need not be uniform among all Options granted under the Plan and may reflect distinctions based on the reasons for termination of employment or service. Subject to Section 5.2 and
Article 7, in the event that a Participant's Option Agreement does not set forth such termination provisions, the following termination provisions shall apply with respect to such Option:

             (a) RETIREMENT, DISABILITY OR DEATH. If the employment or service of a Participant shall terminate by reason of Retirement, permanent and total disability (within the meaning of Section 22(e)(3) of the Code) or death, outstanding Options held by the Participant may be exercised, to the extent then vested, no more than two years from the date of such termination of employment or termination of service, unless the Options in any way expressly provide for earlier termination.

             (b) OTHER TERMINATION. If the employment or service of a Participant shall terminate for any reason other than the reasons set forth in paragraph (a) above, whether on a voluntary or involuntary basis, outstanding Options held by the Participant may be exercised, to the extent then vested, no more than two years from the date of such termination of employment or termination of service, unless the Options in any way expressly provide for earlier termination.

             (c) TERMINATION FOR CAUSE. Notwithstanding paragraphs (a) and (b) above, if the employment or service of a Participant shall be terminated by reason of such Participant's fraud, dishonesty or performance of other acts detrimental to the Company, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

         6.6 MAXIMUM OPTION GRANTS. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Options may be granted under the Plan to any one Participant during a calendar year is 300,000 shares.

ARTICLE 7.  CORPORATE CHANGE

         Notwithstanding anything contained in the Plan to the contrary, in the event of a Corporate Change, unless otherwise provided in the related Option Agreement, all Options then outstanding shall become exercisable in full and all restrictions imposed on any Common Stock that may be delivered pursuant to the exercise of such Options shall be deemed satisfied.

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ARTICLE 8.  AMENDMENT AND TERMINATION

         The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part; provided, however, that no amendment or modification of the Plan shall become effective without the approval of such amendment or modification by the stockholders of Intervoice if Intervoice, on the advice of counsel, determines that such stockholder approval is necessary or desirable. Notwithstanding any provision of this Plan to the contrary, no such amendment or modification shall be made without receipt of the prior approval of the shareholders of Intervoice where such change would (a) increase the total number of shares of Common Stock which may be issued under the Plan (other than as provided in Section 5.2 of the Plan); (b) modify the criteria for determining the employees (or class of employees) eligible to receive Options under the Plan or (c) materially increase benefits accruing under the Plan to Participants who are subject to Section 16 of the Securities Exchange Act of 1934. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Options granted prior to such termination. No suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the consent of the Participant holding such Option (except that such consent shall not be required in the case of an amendment or modification required following a change in law or interpretation thereof to cause the Options under the Plan to continue to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code).

ARTICLE 9.  MISCELLANEOUS

         9.1 OPTION AGREEMENTS. After the Committee grants an Option under the Plan to an Employee or upon an automatic grant of an Option to an Outside Director, Intervoice and the Participant shall enter into an Option Agreement setting forth the terms, conditions, restrictions and/or limitations applicable to the Option and such other matters as the Committee with respect to an Option granted to an Employee or the Board with respect to an Option automatically granted to an Outside Director may determine to be appropriate. The terms and provisions of the respective Option Agreements need not be identical. In the event of any conflict between an Option Agreement and the Plan, the terms of the Plan shall govern.

         9.2 NONASSIGNABILITY. Except as otherwise provided in a Participant's Option Agreement, no Option granted under the Plan may be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of, other than by will or pursuant to the applicable laws of descent and distribution. Further, no such Option shall be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, exchange, hypothecation or other disposition of an Option not specifically permitted by the Plan or the Option Agreement shall be null and void and without effect. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or, in the event of the Participant's legal incapacity, by his or her guardian or legal representative.

         9.3 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued pursuant to any Option granted under the Plan, and no payment or other adjustment shall be made in respect of any such fractional share.

         9.4 WITHHOLDING TAXES. The Company shall be entitled to deduct from any payment made under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment, may require the Participant to pay to the Company such withholding taxes prior to and as a condition of the making of any payment or the issuance or delivery of any shares of Common Stock under the Plan and shall be entitled to deduct from any other compensation payable to the Participant any withholding obligations with respect to Options under the Plan.

         9.5 REGULATORY APPROVALS AND LISTINGS. Notwithstanding anything contained in the Plan to the contrary, Intervoice shall have no obligation to issue or deliver shares of Common Stock under the Plan prior to (a) the obtaining of any approval from any governmental agency which Intervoice shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange or stock market on which the Common Stock may be listed and (c) the completion of any registration of any governmental body which Intervoice shall, in its sole discretion, determine to be necessary or advisable.

         9.6 BINDING EFFECT. The obligation of Intervoice under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Intervoice, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Intervoice. The terms and conditions of the Plan shall be binding upon each Participant and his or her heirs, legatees, distributees and legal representatives.

         9.7 SEVERABILITY. If any provision of the Plan or any Option Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or such agreement, as the case may be, but such provision shall be fully severable and the Plan or such agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

         9.8 NO RESTRICTION OF CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent Intervoice or any Affiliate from taking any corporate action (including any corporate action to suspend, terminate, amend or modify the Plan) that is deemed by Intervoice or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Options made or to be made under the Plan. No Participant or other person shall have any claim against Intervoice or any Affiliate as a result of such action.

         9.9 NOTICES. All notices required or permitted to be given or made under the Plan or any Option Agreement shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service or (d) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective
(a) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (b) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor or (c) if sent by telecopy or facsimile transmission, when the answer back is received. Intervoice or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Option Agreement shall be delivered or sent (a) to a Participant at his or her address as set forth in the records of the Company or (b) to Intervoice at the principal executive offices of Intervoice clearly marked "Attention: Human Resources Department."

         9.10 GOVERNING LAW. The Plan shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except as superseded by applicable federal law.

         9.11 NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS. No Participant shall have any rights as a stockholder of Intervoice as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company. All of the Options granted under the Plan shall be unfunded.

         9.12 RISK OF PARTICIPATION. Nothing contained in the Plan shall be construed either as a guarantee by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, or the value of any assets of the Plan or as an agreement by Intervoice or its Affiliates, or their respective stockholders, directors, officers or employees, to indemnify anyone for any losses, damages, costs or expenses resulting from participation in the Plan.

         9.13 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, Intervoice and the Affiliates and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to any Options or payments thereunder made to or for the benefit of a Participant under the Plan or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

         9.14 OTHER BENEFITS. No Option granted under the Plan shall be considered compensation for purposes of computing benefits or contributions under any retirement plan of Intervoice or any Affiliate, nor affect any benefits or compensation under any other benefit or compensation plan of Intervoice or any Affiliate now or subsequently in effect.

         9.15 CONTINUED EMPLOYMENT OR SERVICE. Nothing contained in the Plan or in any Option Agreement shall confer upon any Participant the right to continue in the employ of the Company, or interfere in any way with the rights of the Company to terminate his or her employment at any time, with or without cause. Further, participation in this Plan shall not give any Outside Director any right to continue as a director of Intervoice.

         9.16 MISCELLANEOUS. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

         IN WITNESS WHEREOF, this Plan has been executed this ____ day of June, 2003.

                                    INTERVOICE, INC.


                                    By:
                                       ----------------------------------------

                                    Name:
                                         --------------------------------------

                                    Title:
                                          -------------------------------------